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                                                                    EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-05043 of Southern Electronics Corporation on Form S-3 and Registration Statement Nos. 33-64133, 33-64135, 33-55730 and 33-33882 of Southern Electronics Corporation on Form S-8 of our report dated August 13, 1997 appearing in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1997.


DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 4, 1997